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Exhibit 99 - j







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the references to us under the headings "Semi-Annual Reports and Annual Reports" and "Independent Accountants" in the Statement of Additional Information in the Post-Effective Amendment No. 28 to the Registration Statement of Flag Investors Growth Opportunity Fund (one of the series comprising Flag Investors Series Funds, Inc.) on Form N-1A.




PricewaterhouseCoopers LLP
Baltimore, Maryland
December 27, 2000


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